Exhibit 99.1
Wintrust Financial Corporation Announces Pricing of Common Stock Offering
LAKE FOREST, Ill., Mar 4, 2010 (GlobeNewswire via COMTEX) — Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq:WTFC) announced that its public offering of 5,800,000 shares of common stock was priced at $33.25 per share. Wintrust has also granted the underwriters a 30-day option to purchase up to an additional 870,000 shares at the same price to cover over-allotments, if any. The offering is expected to close on March 9, 2010.
Assuming the underwriters do not exercise the over-allotment option, Wintrust expects to receive net proceeds for the offering of approximately $182.9 million, after deducting underwriting discounts and commissions and estimated offering expenses.
BofA Merrill Lynch and RBC Capital Markets Corporation are acting as joint book-running managers for the offering. Raymond James and Sandler O’Neill + Partners are acting as co-managers for the offering.
This press release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities will be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained from: BofA Merrill Lynch, Four World Financial Center, New York, NY 10080, Attn: Preliminary Prospectus Department or email Prospectus.Requests@ml.com or RBC Capital Markets, Attn: Equity Syndicate, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098 or by faxing (212) 428-6260 or calling (212) 428-6670.
About Wintrust
Wintrust is a financial holding company whose common stock is traded on The NASDAQ Global Select Market (Nasdaq:WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank and Trust Company, Hinsdale Bank and Trust Company, North Shore Community Bank and Trust Company in Wilmette, Libertyville Bank and Trust Company, Barrington Bank and Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Advantage National Bank in Elk Grove Village, Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Deerfield, Downers Grove, Frankfort, Geneva, Glencoe, Glen Ellyn, Gurnee, Grayslake, Highland Park, Highwood, Hoffman Estates, Island Lake, Lake Bluff, Lake Villa, Lindenhurst, McHenry, Mokena, Mundelein, North Chicago, Northfield, Palatine, Prospect Heights, Ravinia, Riverside, Roselle, Sauganash, Skokie, Spring Grove, Vernon Hills, Wauconda, Western Springs, Willowbrook and Winnetka, and in Delafield, Elm Grove, Madison and Wales, Wisconsin.
Additionally, Wintrust operates various non-bank subsidiaries. First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country. Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States. Wintrust Mortgage Corporation (formerly known as WestAmerica Mortgage Company) engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices. Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest. Wayne Hummer Asset Management Company provides money management services and advisory services to individual accounts. Advanced Investment Partners, LLC is an investment management firm specializing in the active management of domestic equity investment strategies. Wayne Hummer Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location. Wintrust Information Technology Services Company provides information technology support, item capture and statement preparation services to the Wintrust subsidiaries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. We caution you that such statements are predictions and that actual events or results may differ materially. Wintrust’s expected financial results or other plans are subject to a number of risks and uncertainties. Please see the forward-looking statement disclosure contained in our preliminary prospectus supplement dated March 3, 2010 for more information about risks and uncertainties. Forward-looking statements speak only as of the date made and Wintrust undertakes no duty to update the information.

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